Exhibit 10.3

FOURTH AMENDMENT TO
EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Fourth Amendment to Expense Support and Conditional Reimbursement Agreement (the “Fourth Amendment”) is made as of April 15, 2015 and effective as of December 31, 2014 by and between HMS Income Fund, Inc. (the “Company”) and HMS Adviser LP (the “Adviser”).

WHEREAS, the Company and the Adviser entered into that certain Expense Support and Conditional Reimbursement Agreement dated as of December 30, 2013 (as amended from time to time, the “Expense Support Agreement”), that certain Amendment to Expense Support and Conditional Reimbursement Agreement dated as of March 31, 2014, that certain Second Amendment to the Expense Support and Conditional Reimbursement Agreement dated as of June 30, 2014, and that certain Third Amendment to the Expense Support and Conditional Reimbursement Agreement dated as of September 30, 2014 pursuant to which, among other things, the Adviser, at its sole discretion and in consultation with the Company, agreed to pay to the Company up to 100% of the Company Operating Expenses (as defined in the Expense Support Agreement) in order for the Company to achieve a reasonable level of expenses in relation to its investment income until December 31, 2014 (the “Payment Period”);

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to further amend the Expense Support Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.  Section 2. 2 of the Expense Support Agreement is hereby restated in its entirety as follows:

2.2 PRIORITY AND TIMING OF PAYMENTS. Any Reimbursement Payment under this Agreement shall be made only after all outstanding Expense Support Payments from the Adviser to the Company under the Expense Support and Conditional Reimbursement Agreement by and between the Company and Adviser dated November 11, 2013 (the “2013 Expense Support Agreement”) have been reimbursed by the Company.

The repayment of all Expense Support Payments is to be made within a period not to exceed three (3) years from the date each respective Expense Support Payment is determined. Expense Support Payments which remain unreimbursed three (3) years after payment will be considered permanently waived and no longer eligible for reimbursement by the Company under this Agreement.

The parties hereto agree that, to the extent that reimbursement of Expense Support Payments are payable in accordance with Section 2.1, such reimbursements shall be made in accordance with and subject to the provisions of Paragraph 4 of the Fourth Amendment to Amended and Restated Fee Waiver Agreement by and among the Company, the Adviser and MSC Adviser I, LLC (as successor in interest to Main Street Capital Corporation and Main Street Capital Partners, LLC) entered into as of the date hereof.

Exhibit 10.3

Notwithstanding the foregoing, payment of current base management fees and/or incentive fees under the Advisory Agreements, to the extent that they have not been waived by the Adviser and/or the Sub-Adviser, shall have priority over, and shall be made before, any Reimbursement Payment hereunder.

5.  This Fourth Amendment constitutes an amendment to the Expense Support Agreement. The terms and provisions of the Expense Support Agreement and all other documents and instruments relating and pertaining to the Expense Support Agreement shall continue in full force and effect, as amended hereby. In the event of any conflict between the provisions of the Expense Support Agreement and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control.

6. This Fourth Amendment (a) shall be binding upon the Company and the Adviser (the “Parties”) and their respective successors and assigns; (b) may be modified or amended only by a writing signed by each of the Parties; (c) may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together with the Expense Support Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

[Signature Page Follows]

Exhibit 10.3

[Signature Page to Fourth Amendment to Expense Support and Conditional Reimbursement Agreement]

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

HMS INCOME FUND, INC.

By: /s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer

HMS ADVISER LP

By: HMS ADVISER GP, its general partner

By: /s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer

ACKNOWLEDGEMENT:

The undersigned, MSC Adviser I, LLC, executes this Fourth Amendment solely for the purpose of evidencing their acknowledgement of its execution.

MSC ADVISER I, LLC

By: /s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: Senior Vice President